EXHIBIT 99.1
                                                                                                    FOR IMMEDIATE RELEASE

Bridgeline Digital Reports Financial Results for theFourth Quarter and Year Ended September 30, 2010

Number of iAPPS Licenses sold soars by 145%

Woburn, MA, December 29, 2010 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a developer of an award winning web engagement management software suite and award-winning interactive technology solutions, today announced financial results for its fourth quarter and year ended September 30, 2010.

Highlights from Q410 and from Fiscal 2010 include:

•	In Q410 revenue increased 29% to $6.9 million for the quarter ended September 30, 2010 when compared to $5.3 million for the quarter ending September 30, 2009

•	In Q410 including onetime period expenses of $305 thousand, Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock-based compensation) was $45 thousand

•	In fiscal 2010 revenue was $23.6 million compared with $23.9 million for the same period one year ago

•	In fiscal 2010 the number of iAPPS Licenses sold increased 145% to a total of 245 at September 30, 2010 when compared to a total of 100 iAPPS licenses sold at September 30, 2009

•	In fiscal 2010 revenue from SaaS and Perpetual licenses increases 24% to $1.8 million in the fiscal year ending September 30, 2010 when compared $1.4 million for the year ended September 30, 2009

•	In fiscal 2010 $1.5 million of cash was generated from operating activities

•	In fiscal 2010 not including onetime expenses of $522 thousand, non-GAAP operating income was $1.2 million

•	In fiscal 2010 including onetime period expenses of $522 thousand, Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock compensation) was $1.9 million

•	iAPPS Commerce was launched in November of 2009 and iAPPS Marketier was launched in May of 2010

•	iAPPS Content Manager was the winner of the 2010 CODiE award for the Best Content Management Solution globally

•	Editors of KM Magazine select iAPPS as the trend setting product of 2010

•	In 2010 B2B Interactive selects Bridgeline Digital as one of the top Interactive Technology companies in America

•	Bridgeline acquired selected assets of TMX Interactive in May 2010, expanding its presence into the Philadelphia marketplace

•	Bridgeline acquired selected assets of eMagination in July 2010, expanding its presence into the Baltimore, Washington DC, and the Federal Government marketplaces.

Results of Operations for the Three Months Ended September 30, 2010, Compared to September 30, 2009

For the three months ended September 30, 2010, our revenue increased 29% to $6.9 million from $5.3 million for the same period of 2009.  Gross profit was $3.4 million compared with $3.1 million for the same period of 2009, an increase of 11%.  Gross profit margins were 49.3% compared with 57.7% for the same period of 2009.  The decrease in gross margin is primarily attributable to the impact of lower gross profit margin web application development services revenue from the two recently completed acquisitions.

Onetime expenses of $305 thousand were recorded in the three month period ended September 30, 2010 related to acquisition costs and costs from integrating Bridgeline’s Cleveland operations into its Chicago operations.  Including onetime expenses of $305 thousand, the loss from operations for the three month period was ($583) thousand compared with income from operations of $202 thousand in the same period of 2009.  Including onetime expenses of $305 thousand, the net loss for the three month period was ($652) thousand compared with net income of $197 thousand in the same period of 2009.  Earnings (loss) per diluted share were ($0.06) for the three months ending September 30, 2010, compared with $0.02 for the same period of the prior year.  Not including the onetime expenses of $305 thousand, non-GAAP adjusted net income was $3 thousand and non-GAAP adjusted income per diluted share was $0.00 for the three months ended September 30, 2010, compared with non-GAAP adjusted net income of $413 thousand and non-GAAP dilutive earnings per share of $0.04 for the same period of 2009.  Including onetime expenses of $305 thousand, Adjusted EBITDA was $45 thousand and Adjusted EBITDA per diluted share was $0.00 for the three months ended September 30, 2010, compared with $627 thousand and $0.05 for the same  period of 2009.

Results of Operations for the Year Ended September 30, 2010, Compared to September 30, 2009

For the year ended September 30, 2010, our revenue was $23.6 million compared with $23.9 million for the same period of 2009, a decrease of 1%.  Gross profit was $12.4 million compared with $13.4 million for the same period of 2009, a decrease of 8%.  Gross profit margins were 52.4% compared with 55.9% for the same period of 2009.  The decrease in gross margin is attributable to (i) the impact of lower gross profit margin contribution from the two recent completed acquisitions (ii) management’s focused efforts to engage with customers that are aligned with the Company’s core competencies and proactively ending engagements with a number of very small customers obtained through previous acquisitions, some of which had higher margins and (iii) lower web application development services revenue.

Onetime expenses of $522 thousand were recorded in the year ended September 30, 2010 related primarily to acquisition costs and costs from integrating Bridgeline’s Cleveland operations into its Chicago operations.  Including onetime expense of $522 thousand, loss from operations was ($239) thousand for the year ended September 30, 2010 compared with income from operations of $829 thousand for the same period of 2009.  Including onetime expense of $522 thousand, the net loss for the year was ($377) thousand compared with net income of $758 thousand for the same period of 2009.  Earnings per diluted share for the year were ($0.03) compared with $0.07 for the same period of the prior year.  Not including the one-time expenses of $522 thousand, non-GAAP adjusted net income was $1.2 million and non-GAAP adjusted earnings per diluted share was $0.10 for the year ended September 30, 2010, compared with $1.8 million and $0.16 for the same period of 2009.  Including onetime expense of $522, Adjusted EBITDA was $1.9 million and Adjusted EBITDA per diluted share was $0.17 for the year ended September 30, 2010, compared with $2.9 million and $0.25 for the same period of 2009.

For further information, please refer to our annual report on Form 10-K for the year ended September 30, 2010 as filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, impairment charges, acquisition and other onetime costs, amortization of intangible assets, stock based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and before stock compensation and impairment charges.  Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's business.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measure. Because of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
 (Dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Year Ended September 30,
	2010	2009	2010	2009
Reconciliation of GAAP net (loss) income to non-GAAP adjusted net income
GAAP net income	$(652)	$197	$(377)	$758
Acquisition, integration and other one-time costs	305	—	522	—
Amortization of intangible assets	188	141	619	517
Stock based compensation	162	75	449	538
Tax effect of non-GAAP adjustments	—	—	(48)	(40)
Non-GAAP adjusted net income	$3	$413	$1,165	$1,773

Reconciliation of GAAP (loss) earnings per diluted share to non-GAAP adjusted (loss) earnings per diluted share
GAAP earnings per diluted share	(0.06)	0.02	$(0.03)	$0.07
Acquisition, integration and other one-time costs	0.03	—	0.05	—
Amortization of intangible assets	0.02	0.01	0.05	0.04
Stock based compensation	0.01	0.01	0.04	0.05
Tax effect of non-GAAP adjustments	—	—	(0.01)	—
Non-GAAP adjusted earnings per diluted share	—	0.04	$0.10	$0.16

Reconciliation of GAAP net (loss) income to Adjusted EBITDA
GAAP net income	(652)	$197	$(377)	$758
Taxes	21	—	73	31
Interest	48	5	65	40
Amortization of intangible assets	188	141	619	517
Depreciation	193	191	759	795
EBITDA	(202)	534	1,139	2,141
Other amortization	85	18	271	180
Stock-based compensation	162	75	447	538
Adjusted EBITDA	$45	$627	$1,857	$2,859

Reconciliation of GAAP net (loss) earnings per diluted share to adjusted EBITDA per diluted share
GAAP net earnings per diluted share	$(0.06)	$0.02	$(0.03)	$0.07
Taxes	—	—	—	—
Interest	—	—	—	—
Amortization of intangible assets	0.02	0.01	0.06	0.05
Depreciation	0.02	0.02	0.07	0.07
EBITDA	(0.02)	0.05	0.10	0.19
Other amortization	0.01	—	0.03	0.01
Stock-based compensation	0.01	—	0.04	0.05
Adjusted EBITDA per diluted share	$—	$0.05	$0.17	$0.25

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Year Ended September 30,
	2010	2009	2010	2009
Revenue:
Web application development services	$5,900	$4,426	$19,851	$20,272
Managed service hosting	481	351	1,931	2,202
Subscription and perpetual licenses	511	548	1,776	1,427
Total revenue	6,892	5,325	23,558	23,901
Cost of revenue:
Web application development services	3,166	1,996	10,021	9,422
Managed service hosting	221	144	603	595
Subscription and perpetual licenses	105	110	583	516
Total cost of revenue	3,492	2,250	11,207	10,533
Gross profit	3,400	3,075	12,351	13,368
Operating expenses:
Sales and marketing	2,115	1,456	5,962	6,192
General and administrative	1,170	953	4,416	4,001
Research and development	342	153	926	1,124
Depreciation and amortization	356	311	1,286	1,222
Total operating expenses	3,983	2,873	12,590	12,539
(Loss) income from operations	(583)	202	(239)	829
Interest income (expense) net	(48)	(5)	(65)	(40)
(Loss) income before income taxes	(631)	197	(304)	789
Income taxes	21	—	73	31
Net (loss) income	$(652)	$197	$(377)	$758

Net (loss) income per share:
Basic	$(0.06)	$0.02	$(0.03)	$0.07
Diluted	$(0.06)	$0.02	$(0.03)	$0.07
Number of weighted average shares:
Basic	11,188,208	11,151,614	11,186,187	11,008,879
Diluted	11,188,208	11,550,283	11,186,187	11,272,190

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
 (Dollars in thousands, except share and per share data)

ASSETS
	September 30, 2010	September 30, 2009
Current assets:
Cash and cash equivalents	$3,045	$3,060
Accounts receivable and unbilled receivables, net	3,929	3,468
Prepaid expenses and other current assets	351	320
Total current assets	7,325	6,848
Equipment and improvements, net	1,171	1,448
Intangible assets, net	2,292	1,490
Goodwill	20,036	13,899
Other assets	900	570
Total assets	$31,724	$24,255

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,270	$714
Accrued liabilities	1,024	786
Accrued earnouts, current	900	408
Debt, current	2,475	1,000
Capital lease obligations, current	50	77
Deferred revenue	899	890
Total current liabilities	6,618	3,875
Long-term earnouts, net of current portion	1,073	—
Long-term debt, net of current portion	3,025	—
Capital lease obligations, net of current portion	11	62
Other long term liabilities	341	414
Total liabilities	11,068	4,351

Commitments and contingencies

Stockholders’ equity:
C Preferred stock — $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock — $0.001 par value; 20,000,000 shares authorized; 11,188,208 and 11,182,209 shares issued and outstanding, espectively	11	11
Additional paid-in capital	36,749	35,620
Accumulated deficit	(15,988)	(15,611)
Accumulated other comprehensive income	(116)	(116)
Total stockholders’ equity	20,656	19,904
Total liabilities and stockholders’ equity	$31,724	$24,255

About Bridgeline Digital, Inc

Bridgeline Digital is a developer of an award-winning web engagement management software suite and interactive business technology solutions that help customers leverage best in class web-based technologies to achieve their business objectives. The iAPPS Product Suite is an innovative SaaS solution that deeply unifies web Content Management, eCommerce, eMarketing, and web Analytics capabilities into the heart of websites, online stores, intranets, extranets or portals - enabling users to swiftly enhance and optimize the value of their web assets. iAPPS Content Manager is the recent winner of the 2010 CODiE Award for the Best Content Management Solution, globally.

Combined with award-winning application development services by Microsoft Gold Certified development teams, Bridgeline Digital helps customers to cost-effectively maximize the value of their rapidly changing web applications. Bridgeline Digital's teams of developers specialize in web application development, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline Digital is headquartered near Boston with additional locations in Atlanta, Baltimore, Chicago, Denver, New York, Philadelphia, Virginia, and Bangalore, India. Bridgeline Digital has hundreds of customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: Sun Chemical, Honeywell, Healthcore, LG Electronics, Marriott International, Berkshire Life, PODS, Budget Rental Car, Washington Redskins, AARP, National Financial Partners, The Packard Foundation, DTCC, Cadaret, Grant & Co., National Insurance Crime Bureau, and the American Academy of Pediatrics. To learn more about Bridgeline Digital, please visit www.bridgelinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, our ability to maintain an effective system of internal controls, or risks associated with our contracts with the U.S. federal government, as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Genesis Select (Investor Relations)
Budd Zuckerman, President
303-415-0200 begin_of_the_skype_highlighting
bzuckerman@genesisselect.com

Bridgeline Digital, Inc.
Michael Prinn
Vice President & Chief Accounting Officer
781-497-3016
mprinn@blinedigital.com